UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2025

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2025, Commvault Systems, Inc. (the “Company”) refinanced its existing $100 million senior secured revolving credit facility and established a new five-year senior secured revolving credit facility that increases the Company’s total borrowing capacity to $300 million (the “Credit Facility”). The Credit Facility is evidenced by the credit agreement, dated as of April 15, 2025, by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

Borrowings under the Credit Facility accrue interest at a per annum rate equal to, at the Company’s election, either a Secured Overnight Financing Rate (“SOFR”) plus a margin ranging from 1.50% to 2.00% or a base rate (generally determined according to the greater of a prime rate, federal funds rate plus 0.50% or SOFR plus 1.00%) plus a margin ranging from 0.50% to 1.00%, in each case, such margin is based on the Company’s leverage ratio. An unused commitment fee at a rate ranging from 0.25% to 0.35% per annum, determined according to the Company’s leverage ratio, applies to the unutilized commitments under the Credit Facility.

The Credit Agreement contains financial maintenance covenants including a leverage ratio and interest coverage ratio. The Credit Agreement also contains customary events of default which would permit the lender to, among other things, declare all loans then outstanding to be immediately due and payable if such default is not cured within applicable grace periods. The Credit Agreement also contains customary covenants that limit, among other things, the Company’s ability to incur certain additional indebtedness, create or permit liens, make acquisitions, investments, loans or advances, sell or transfer assets, pay dividends or distributions, and engage in certain transactions with affiliates.

The foregoing description does not constitute a complete summary of the Credit Agreement and is qualified by reference in its entirety to the full text of the Credit Agreement filed herewith.

Item 1.02 Termination of a Material Definitive Agreement

On April 15, 2025, upon entry into the Credit Agreement described in Item 1.01 above, the Company terminated its existing credit agreement, dated as of December 13, 2021, by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Exhibits

(d)    Exhibits:

Exhibit No.	Description
10.1	Credit Agreement, dated April 15, 2025, by and among Commvault Systems, Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Dated:	April 15, 2025	/s/ Jennifer DiRico
Jennifer DiRico Chief Financial Officer (Principal Financial Officer)

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